Exhibit 99.1

Press Release

American Superconductor Reports Fourth Quarter and Fiscal 2006 Financial Results

•	Key Benchmarks for Fiscal 2006 Achieved – On Track to Achieve Major Product and Business Growth Objectives for Fiscal 2007

•	Transition from 1G to 2G HTS Wire Completed Ahead of Schedule; New Order for 3,000 Meters of 2G Received

•	Power Electronic Systems Business Unit Revenues Expected to Grow Profitably by Approximately 35% to Over $20 Million

•	SuperMachines and AMSC Wires Business Unit Revenues Expected to Be Flat to Down in Transition Year

•	Cash Position Remains Strong at $65.7 Million

WESTBOROUGH, Mass., May 11, 2006 – American Superconductor Corporation (NASDAQ: AMSC), a leading energy technologies company, today reported financial results for its fiscal fourth quarter and full year ended March 31, 2006.

Revenues for the fourth quarter of fiscal 2006 were $14.3 million, and the net loss was $11.0 million, or $0.34 per share. The net loss included a $5.0 million long-lived asset write-down related primarily to the company’s 1G HTS wire manufacturing equipment and a $1.6 million write-down of a portion of AMSC’s 1G HTS wire inventory. These write-downs were done in connection with the completion of the company’s migration from first generation (1G) to second generation (2G) high temperature superconductor (HTS) wire as announced on May 1, 2006. Revenues for the fourth quarter of fiscal 2005 were $12.9 million and the net loss was $8.2 million, or $0.28 per share. Included in the net loss for the fiscal 2005 fourth quarter was a $2.7 million litigation settlement with a past financial advisor to AMSC.

The company ended the fourth quarter of fiscal 2006 with $65.7 million of cash, cash equivalents and short-term investments and no long-term debt.

AMSC received $3.5 million in new orders and contracts during the quarter ended March 31, 2006 and $16.2 million in new orders since April 1, 2006. The company’s total backlog of orders and contracts as of March 31, 2006 was $23.8 million, compared with $37.1 million on December 31, 2005.

Revenues for fiscal 2006 were $50.9 million, compared with $58.3 million for fiscal 2005. AMSC’s net loss for fiscal 2006 was $30.9 million, or $0.94 per share. The net loss includes the aforementioned write-downs and compares with a net loss of $19.7 million, or $0.70 per share, for fiscal year 2005.

“American Superconductor accomplished a number of its major benchmarks during fiscal 2006 and is on track to achieve its key objectives for fiscal 2007,” said Greg Yurek, chief executive officer. “One of our most notable accomplishments was the rapid progress we made in developing and scaling up manufacturing of our proprietary 2G HTS wire. This enabled us to complete the migration from 1G to 2G technology ahead of schedule. I am pleased to report that in conjunction with this migration, AMSC just received an order for 3,000 meters of 2G wire from a major electrical equipment manufacturer in the Asia-Pacific region. This only adds to our excitement about the prospects for our next-generation wire.”

“We expect fiscal 2007 to be a momentous year for AMSC as we deliver a series of very important world firsts,” said Yurek. “This year, we expect to deliver the world’s first 36.5-megawatt ship propulsion motor to the U.S. Navy; ship the world’s first commercial HTS power grid product – the SuperVAR® synchronous condenser – to an electric utility; install and operate the world’s first transmission voltage HTS power cable in a commercial power grid; and achieve profitable growth in our Power Electronic Systems business unit. We have a strong balance sheet that has enabled us to execute our business plan, and we expect our balance sheet will remain strong as we enter fiscal 2008 one year from now.”

RECENT HIGHLIGHTS

In recent months, AMSC has:

•

Finalized on April 26, 2006 an additional contract amendment with the United States Navy’s Office of Naval Research (ONR). Under the terms of the amendment, the ONR approved a $13.3 million increase to AMSC’s contract for the design, manufacture and shipment of a factory-tested 36.5-megawatt (MW) (49,000 horsepower) HTS propulsion motor for electric warships. The original cost-plus-fee contract was also converted into a firm-fixed-price contract. AMSC expects to deliver the 36.5-MW motor to the Navy’s Land Based Test Site (LBTS) facility in Philadelphia at the end of September 2006.

•	Achieved new records for electrical performance of its proprietary second generation (2G) HTS wire. AMSC achieved electrical performance increases in its 2G HTS wire of more than 20% during the last four months to 492 Amperes per centimeter of wire width. This approaches the threshold performance of 500 Amperes per centimeter of wire width for broad commercial adoption and is well above the 300 Amperes per centimeter of wire width necessary for initial commercial entry.

•	Exceeded its objective to ship 2,500 meters of 2G wire by March 31, 2006 and completed its migration from 1G to 2G HTS wire. By the end of calendar 2007, the company expects that it will have an annual manufacturing capacity of 720,000 meters of 2G HTS wire. This more than doubles the company’s previous forecast of 300,000 meters based on recent enhancements in manufacturing throughput of certain AMSC 2G manufacturing processes.

•	Demonstrated the world’s first full-scale superconductor-based degaussing cable. Most navy ships utilize degaussing cables to reduce their magnetic signature, making them much more difficult to activate magnetic sensors, particularly those incorporated in firing mechanisms of torpedoes and mines. The degaussing cable, which is 40 meters long and incorporates approximately 2,100 meters of AMSC’s HTS wire, represents yet another new market opportunity for HTS technology.

•	Announced that China’s Institute of Electrical Engineering (IEE) has successfully demonstrated a prototype superconductor-based power transformer for the first time in a power grid in China. The transformer utilizing HTS wire manufactured by AMSC was fabricated by IEE in collaboration with TBEA Industrial Transformer Group, the largest transformer manufacturer in China.

•	Received additional orders for its D-VAR® and PowerModuleTM systems in the wind-power market from Econnect Construction, Lake Bonney Wind Power Pty Ltd. and Windtec Systemtechnik GmbH. These contracts will bring the amount of wind-generated electricity served by AMSC’s products to approximately 1.36 billion Watts. AMSC has committed to reaching 2 billion Watts by March 31, 2007.

•	Received orders for D-VAR systems from two electric utilities: Aquila, Inc. based in Kansas City, Missouri and Detroit Power and Light Department in Detroit, Michigan. Both utilities are expected to utilize the D-VAR systems to regulate and stabilize voltage in their grids to enhance power reliability. The D-VAR systems are expected to be shipped to the utilities before the summer of 2006.

•	Received the world’s first order for a commercial HTS power grid product – AMSC’s SuperVAR synchronous condenser – from an electric utility, the Tennessee Valley Authority (TVA). AMSC expects to ship the first of these commercial products to TVA in December 2006 and the second by March 31, 2007.

FINANCIAL GUIDANCE

The company’s Power Electronic Systems business is expected to grow revenues by approximately 35% to over $20 million and be profitable for fiscal 2007. Revenues from the AMSC Wires and SuperMachines business units are expected to be relatively flat to down as several major contracts are completed and transitions to new contracts begin. The AMSC Wires business unit is in the process of completing a U.S. Department of Energy (DOE) contract to install an HTS power cable in the Long Island power grid and expects to bid for a new DOE HTS power cable project opportunity in the second half of fiscal 2007. The AMSC Wires business unit also has recently completed a transition from 1G to 2G HTS wire production and is in the process of scaling up manufacturing of 2G HTS wire. The SuperMachines business unit expects to complete a contract with the U.S. Navy for a 36.5-MW ship propulsion motor in September 2006. In the same timeframe, the SuperMachines business unit is targeting the initiation of the first in a series of new Navy contracts for a militarized 36.5-MW ship propulsion motor and participation in new contracts for a 40-MW generator as a subcontractor to Northrop Grumman Marine Systems. The full anticipated value of these potential new contracts for power cables and rotating machines are not included in the company’s current budget or revenue estimates for fiscal 2007 because of uncertainty with respect to the structure and timing of government contracts. Overall, AMSC expects that its revenues for fiscal 2007 will be relatively in line with fiscal 2006.

The operating loss for the AMSC Wires business unit in fiscal 2007 is expected to be reduced by approximately 20% relative to the company’s previous operating plans. However, this business unit is expected to be the primary contributor to the company’s net loss in fiscal 2007 as it builds its 2G HTS wire capacity. Overall, the company forecasts that its net loss for fiscal 2007 will be in the range of $23 million to $27 million, or $0.68 to $0.79 per share. This figure includes an estimated non-cash charge of $2.5 million to $3.5 million associated with the expensing of stock option and restricted stock grants to employees and directors, most of which was not included in past years’ expenses.

The company expects that capital expenditures for fiscal 2007 will be in a range of $12.5 million to $14.5 million primarily for planned purchases of full-scale manufacturing equipment for its 2G HTS wire production ramp-up. This compares with approximately $3 million of capital expenditures for fiscal 2006. AMSC expects to end fiscal year 2007 with at least $38 million in cash, cash equivalents and short-term investments.

KEY BENCHMARKS FOR FISCAL 2007 CONFIRMED AND UPDATED

The company expects to achieve the following key benchmarks by March 31, 2007:

•	Secure additional orders for AMSC’s power electronics solutions (based on D-VAR and PowerModule systems) to increase the amount of wind-generated electricity served by AMSC’s products by 100% to 2 billion watts (2 gigawatts) of zero-emission electricity;

•	Grow Power Electronics Systems revenues by approximately 35% in fiscal 2007 (up from the company’s previous 25% growth forecast) and achieve profitability in that business unit;

•	Ship the world’s first commercial SuperVAR synchronous condenser to TVA in December 2006; ship the second commercial SuperVAR system to TVA by March 31, 2007;

•	Secure additional new orders for SuperVAR systems for grid reliability applications;

•	By March 31, 2007, install, commission and qualify 70% of all full-scale manufacturing equipment needed to achieve a manufacturing capacity of 720,000 meters per year of the company’s 2G HTS wire known as 344 superconductors, the latter rate to be achieved in December 2007;

•	Sell over 10,000 meters of 344 superconductors (2G HTS wire) to customers in fiscal 2007, continuing to drive the migration from 1G to 2G HTS wire in the global marketplace;

•	Install and operate the world’s first transmission voltage HTS power cable in the grid of Long Island Power Authority;

•	Obtain a new, large-scale HTS cable project under a contract with the U.S. Department of Energy as authorized by the Energy Policy Act of 2005;

•	Secure the company’s first contract for a cable project that utilizes 344 superconductors;

•	Demonstrate the operation of the world’s first fault current limiter prototype based on 344 superconductors;

•	Ship the world’s first 36.5-MW HTS ship propulsion prototype motor to the U.S. Navy;

•	Secure the first in a series of new U.S. Navy contracts for the design and manufacture of a militarized 36.5-MW HTS ship propulsion motor;

•	Establish a strategic business alliance for non-U.S. Navy and commercial marine applications of HTS ship propulsion motors and generators.

CONFERENCE CALL REMINDER

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 11:00 a.m. ET today to discuss the company’s results and its business outlook. Those who wish to listen to the live conference call webcast should visit the “Investors” section of the company’s website at http://www.amsuper.com/investors. The live call also can be accessed by dialing +1-785-832-0301 and using conference ID “AMSC.” A telephonic playback of the call will be available from 1:00 p.m. ET on Thursday, May 11, 2006 through midnight ET on Thursday, May 18, 2006. Please call +1-402-220-1119 to access the playback.

Results Report for Fourth Quarter Fiscal 2006

Statement of Operations Data	Three Months ended March 31,		Twelve Months ended March 31,
Revenues	2006	2005	2006	2005
By business segment:
AMSC Wires	$4,191,500	$2,804,755	$14,206,913	$11,511,637
SuperMachines	4,527,768	6,698,597	21,663,884	31,107,572
Power Electronic Systems	5,574,172	3,349,833	15,001,651	15,663,629

Total revenues	14,293,440	12,853,185	50,872,448	58,282,838

Operating loss: By business segment:

AMSC Wires	(10,761,003)	(5,310,191)	(27,204,629)	(15,885,775)
SuperMachines	51,412	278,503	(707,593)	412,308
Power Electronic Systems	(488,403)	(113,227)	(3,683,314)	66,067
Unallocated corporate expenses	(465,211)	(3,334,361)	(1,891,020)	(4,941,462)

Operating loss	(11,663,205)	(8,479,276)	(33,486,556)	(20,348,862)

Interest and other income/(expense)	636,045	313,056	2,610,246	689,082

Net loss	($11,027,160)	($8,166,220)	($30,876,310)	($19,659,780)

Net loss per share—Basic & Diluted	($0.34)	($0.28)	($0.94)	($0.70)

Weighted average shares outstanding	32,652,287	29,529,011	32,685,390	28,214,597

Selected Balance Sheet Data	March 31, 2006	March 31, 2005
Cash, cash equivalents, short and long-term investments	$65,668,605	$87,581,221
Selected current assets:
Accounts receivable, net	$9,014,035	$5,464,726
Inventory	$9,006,034	$6,872,197
Property, plant and equipment	$90,014,466	$91,108,633
Less: accumulated depreciation	(45,234,899)	(39,769,469)

Property, plant and equipment, net	$44,779,567	$51,339,164

Total assets	$133,470,462	$158,917,074

Accounts payable & accrued expenses	$16,498,373	$13,394,690
Deferred revenue	$1,872,126	$2,012,030

Stockholders’ equity	$115,099,963	$143,510,354

About American Superconductor Corporation (NASDAQ:AMSC)

AMSC is the world’s principal vendor of high temperature superconductor (HTS) wire and large rotating superconductor machinery, and it is a world-leading supplier of dynamic reactive power grid stabilization products. AMSC’s HTS wire and power electronic converters are at the core of a broad range of new electricity transmission and distribution, transportation, medical and industrial processing applications, including dynamic reactive power grid stabilization solutions, large ship propulsion motors and generators, smart, controllable, superconductor power cables and advanced defense systems. The company’s products are supported by hundreds of patents and licenses covering technologies fundamental to Revolutionizing the Way the World Uses Electricity™. More information is available at www.amsuper.com.

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American Superconductor and design, AMSC, POWERED BY AMSC, and Revolutionizing the Way the World Uses Electricity are trademarks of and SuperVAR and D-VAR are registered trademarks of American Superconductor Corporation. All other trademarks are the property of their respective owners.

Any statements in this release about future expectations, plans and prospects for the Company, including forecasted operating results for fiscal 2007 and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: uncertainties regarding the Company’s ability to obtain anticipated funding from corporate and government contracts, to successfully develop, manufacture and market commercial products, and to secure anticipated orders; the risk that a robust market may not develop for the Company’s products; the risk that strategic alliances and other contracts may be terminated; the risk that certain technologies utilized by the Company will infringe intellectual property rights of others; the competition encountered by the Company, including several large Japanese companies. Reference is made to these and other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this release. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date this press release is issued.

Contact Information

Investors	Jason Fredette American Superconductor	508-621-4177 investor@amsuper.com
Media	Rick Sheehy American Superconductor	508-621-4454 news@amsuper.com